EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 1st day of January, 1998 between First Citizens Corporation (the "Employer"), and Tom Moat, a resident of the State of Georgia (the "Employee").

                                    RECITALS:

         The Employer desires to employ the Employee as the President and Chief Executive Officer of the Employer and the President and Chief Executive Officer of First Citizens Bank (the "Bank") and the Employee desires to accept such employment.

         In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1. Definitions.  Whenever used in this Agreement,  the following terms and their
   -----------
variant forms shall have the meaning set forth below:

         1.1 "Agreement" shall mean this Agreement and any exhibits incorporated
              ---------
herein together with any amendments hereto made in the manner described in this Agreement.

         1.2 "Affiliate" shall mean any business entity which controls the
              ---------
Employer, is controlled by or is under common control with the Employer.

         1.3 "Area" shall mean the geographic area within the boundaries of
              ----
Fayette, Clayton, Henry, Coweta, and Troup Counties. It is the express intent of the parties that these counties are the Area where the Employee performs or performed services on behalf of the Employer under this Agreement as of, or within a reasonable time prior to, the termination of the Employee's employment hereunder.

         1.4 "Business of the Employer" shall mean the business conducted by the
              ------------------------
Employer, which is commercial banking.

         1.5      "Cause" shall mean:
                   -----

                  1.5.1  With respect to termination by the Employer:

                           (a) A material breach of the terms of this Agreement
                  by the Employee, including, without limitation, a breach of any representation or warranty of the Employee set forth herein, or a violation of the Employer or the Banks' written policies, or the specific directions of the Board which directions are consistent with normally accepted business practices.

                           (b) Conduct by the Employee that amounts to fraud,
                  dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

                           (c) The conviction of the Employee of a felony;

                           (d) Conduct of the Employee that amounts to gross and
                  willful insubordination or inattention to his duties and responsibilities hereunder; or

                           (e) Conduct by the Employee that results in removal
                  from his position as an officer or employee of the Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over the Employer.

                  1.5.2 With respect to termination by the Employee, a material diminution in the powers, responsibilities, duties, or compensation of Employee hereunder, or the failure of the Board of Directors of the Bank and the Employer to elect him as President and Chief Executive Officer of the Bank and the Employer, or a material breach of the terms of this Agreement by the Employer which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employer by the Employee; [provided, however, that in the event that the Employer shall grow so as to have Five Hundred Million Dollars ($500,000,000.00) or more in assets, the Boards of Directors of the Employer and the Bank may, without giving the Employee grounds for termination herein, cause Employee's duties as President and Chief Executor Officer of the Bank to be eliminated and the Employee to be solely charged with performing the duties of President and Chief Executive of Employer].

         1.6 "Employer  Information"  means  Confidential  Information or Trade
              ---------------------
Secrets.

         1.7 "Confidential Information" means data and information relating to
              ------------------------
the business of the Employer (which does not rise to the status of a Trade Secret) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through Employee's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

         1.8 "Change in Control" of the Employer shall mean any transaction
              -----------------
wherein fifty percent (50%) of the shares of the Bank or the Employer, plus one share, are directly or indirectly transferred by sale, gift, merger, exchange or any other means to new owners other than an Affiliate of such person or entity transferring such shares of or if a majority of the members of the Board of Directors of the Employer are replaced.

         1.9 "Initial Term" shall mean that period of time commencing on the
              ------------
date of execution of this Agreement by the Employer and the Employee and running until the earlier of three (3) years thereafter or any termination of employment of the Employee under this Agreement as provided for in Section 3.

         1.10 "Permanent Disability" shall mean the total inability of the
               --------------------
Employee to perform his duties under this Agreement for a period of ninety (90) consecutive days as certified by a physician chosen by the Employer and reasonably acceptable to the Employee.

         1.11 "Term" shall mean the Initial Term and all subsequent renewal
               ----
periods.

         1.12 "Trade Secrets" means information including, but not limited to,
               -------------
technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who an obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.       Duties.
         ------

         2.1 The Employee is employed initially as the President and Chief Executive Officer of the Bank and President of the Employer. Employee, subject to the direction of the Board or its designee, shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Employer in connection with the conduct of its business. The initial duties and responsibilities of the Employee are set forth on Exhibit A attached hereto.

         2.2 In addition to the duties and responsibilities specifically assigned to the Employee pursuant to Section 2.1 hereof, the Employee shall: (1) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; (2) diligently follow and implement all management policies and decisions communicated to him by the Board; and (3) timely prepare and forward to the Board all reports and accounting as may be requested of the Employee.

         2.3 The Employee shall devote his entire business time, attention and energies to the Business of the Employer and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; without limitation, the Employee shall not be engaged in, shall not participate in, shall not invest in, and shall have no relationship whatsoever with any business or entity which shall conduct business relations with the Bank or the Employer. Notwithstanding the above, the limitations of this paragraph shall not be construed as preventing the Employee from (1) investing his personal assets in businesses which will not require any services on the part of the Employee in their operation or affairs and in which his participation is solely that of an investor, (2) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time one percent (1%) or more of the equity securities of any business in competition with the Business of the Employer and (3) participating in civic and professional affairs and organizations. Prior to commencing any activity described in clause (3) above, the Employee shall inform the Board, in writing, of any such activity.

3.       Term and Termination.
         --------------------

         3.1 Term. This Agreement shall remain in effect for the Initial Term.
             ----
At the end of the first month hereunder and at the end of each successive month, this Agreement shall automatically be extended for a successive month following the then two-year and eleven month remaining term unless either party gives written notice to the other of its intent not to extend this Agreement with such written notice to be given not less than ninety (90) days prior to the end of such monthly period. In the event such notice of non-extension is properly given, this Agreement shall terminate at the end of the remaining term then in effect. However, notwithstanding the provisions of this Section 3.1, no extension shall be granted that would extend the term of this Agreement beyond the last day of the month during which the Employee attains age 62.

         3.2 Termination. During the Term, the employment of the Employee under
             -----------
this Agreement may be terminated only as follows:

               3.2.1  By the Employer:

                           (a) For Cause [provided that if Cause is as defined
                  in Section 1.5.1(a) the Employer shall first have given Employee written notice of the act or failure which Employer asserts constitutes such Cause and fifteen (15) days to cure such] in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts which have vested and are due and owing under Section 4 as of the effect date of termination; (but not any amount accruing thereafter); or

                           (b) Without Cause or upon the Permanent Disability of
                  Employee at any time, provided that the Employer shall give the Employee thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligations to the Employee under Section 4 for a period of thirty-six months following termination; provided further, however, that in the event of the Permanent Disability of the Employee, the Employer shall pay to the Employee a sum equal to the difference between the payments made to the Employee as short term disability payments during the first six (6) months of such Permanent Disability and the full salary of the Employee, and shall after such six (6) month initial period of Permanent Disability pay the thirty-six (36) months obligation as provided in this subparagraph.

                  3.2.2  By the Employee:

                           (a) For Cause, with no prior notice except as
                  provided in Section 1.5.2, in which event the Employer shall be required to continue to meet its obligations to the Employee under Section 4 for a period of thirty-six (36) months following termination; or

                           (b) Without Cause or upon the Permanent Disability of
                  Employee, provided that (i) the Employee shall give the Employer sixty (60) days' prior written notice of his intent to terminate Without Cause, in which event the Employer shall have no further obligation to the Employee except future payment of any amounts due and owing under Section 4 on the effective date of the termination, and (ii) in the event that the Employee's termination is as a result of the Permanent Disability of the Employee, Employee shall receive remuneration as provided in Section 3.2.1(b) above.

                  3.2.3 By the Employee within thirteen (13) months following a Change in Control of the Employer, provided that the Employee shall give written notice to the Employer of his intention to terminate this Agreement, in which event the Employer shall be required to continue to meet its obligations to Employee under
                  Section 4 for a period of thirty-six (36) months after termination.

                  3.2.4 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of termination unless otherwise set forth in the written agreement.

                   3.2.5 Notwithstanding anything in this Agreement to the contrary, the term of employment shall end automatically upon the Employee's death, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of termination.

         3.3 Effect of Termination. Termination of the employment of the
             ---------------------
Employee pursuant to Section 3.2 shall be without prejudice to any right or claim which may have previously accrued to either the Employer or the Employee hereunder and shall not terminate, alter, supersede or otherwise affect the terms and covenants and the rights and duties prescribed in this Agreement.

4. Compensation. The Employee shall receive the following salary and benefits:
   ------------

         4.1 Base Salary. During the Initial Term, the Employee shall be
             -----------
compensated at a base rate of $160,000.00 per annum (the "Base Salary"). The Employee's salary shall be reviewed by the Board at least annually, and the Employee shall be entitled to receive such amount as may be determined by the Board. Such salary shall be payable in accordance with the Employer's normal payroll practices.

         4.2 Specific Individual Benefits. The Employee shall receive as a
             ----------------------------
specific individual benefit an automobile allowance in the amount of Five Hundred and 00/100 ($500.00) per month.

         4.3 Incentive Compensation. The Employee shall be entitled to
             ----------------------
participate in such bonus, incentive and other executive compensation programs as are made available to senior management of the Employer from time to time (the "Incentive Compensation").

         4.4 Benefits.
             ---------
                            (a) In addition to the Base Salary, Specific Individual Benefits, and Incentive Compensation, the Employee shall be entitled to such benefits as may be available from time to time for executives of the Employer similarly situated to the Employee. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Employer deems appropriate.

                           (b) The Employer specifically agrees to reimburse the
                  Employee for reasonable business expenses incurred by him in performance of his duties hereunder, as approved from time to time by the Board; provided that the Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

                           (c) On a non-cumulative basis the Employee shall be
                  entitled to Four (4) weeks of vacation in each year of this Agreement, during which his compensation shall be paid in full. Employer and Employee shall attempt to arrange the vacation period so that at least two consecutive weeks of vacation each year are taken by the Employee, with the other Vacation to be taken at the time the Employer determines appropriate.

         4.4 Withholding. The Employer may deduct from each payment of
             -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5.       Employer Information.

         5.1 Ownership of Information. All Employer Information received or
             ------------------------
developed by the Employee while employed by the Employer will remain the sole and exclusive property of the Employer.

         5.2 Obligations of Employee. Employee agrees (a) to hold Employer
             -----------------------
Information in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Employer Information or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any Employer Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that Employee is required by law to disclose any Employer Information, Employee will not make such disclosure unless (and then only to the extent that) Employee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Employer when Employee becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of two (2) years following termination of this Agreement with respect to Confidential Information, and shall survive termination of this Agreement for so long as is permitted
by  the   then-current   Georgia   Trade  Secrets  Act  of  1990,   O.C.G.A.
(SS 10-1-760-10-1-767, with respect to Trade Secrets.

         5.3 Delivery upon Request or Termination. Upon request by the Employer,
             ------------------------------------
and in any event upon termination of his employment with the Employer, the Employee will promptly deliver to the Employer all property belonging to the Employer, including without limitation all Employer Information then in his possession or control.

6. Non-Competition. The Employee agrees that during his employment by the
   ---------------
Employer hereunder and, in the event of his termination other than by the Employee for Cause pursuant to Section 3.2.2(a), for a period of two (2) years thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area on his own behalf or in the service or on behalf of others, in the capacity which involves the duties and responsibilities undertaken by the Employee for the Employer, engage in any business which is the same as or essentially the same as the Business of the Employer.

7. Non-Solicitation of Customers. The Employee agrees that during his employment
   -----------------------------
by the Employer hereunder and, in the event of his termination other than by the Employee for Cause pursuant to Section 3.2.2(a), 3.2.3, or 3.2.4 for a period of two (2) years thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employer's customers, including actively sought prospective customers, with whom the Employee has or had material contact during the last one (1) year of his employment, for purposes of providing products or services that are competitive with those provided by the Employer.

8. Non-Solicitation of Employees. The Employee agrees that during his employment
   -----------------------------
by the Employer hereunder and, in the event of his termination other than by the Employee for Cause pursuant to Section 3.2.2(a), for a period of two (2) years thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any person then an employee of the Employer or its Affiliates with whom Employee has had interaction, whether or not such employee is a full-time employee or a temporary employee of the Employer or its Affiliates and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

9. Remedies. The Employee agrees that the covenants contained in Sections 5
   --------
through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Employee agree that all remedies available to the Employer or the Employee, as applicable, shall be cumulative.

10. Severability. The parties agree that each of the provisions included in this
    ------------
Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a Court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provisions shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11. No Set-Off by Employee. The existence of any claim, demand, action or cause
    ----------------------
of action by the Employee against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12. Notice. All notices and other communications required or permitted under
    ------
this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted. All notices and other communications under this Agreement shall be given to the parties hereto at the following address:

                  (i)      If to the Employer, to it at:

                           First Citizens Corporation
                           P. O. Drawer 400
                           Newnan, Georgia  30264
                           Attention:  J. Littleton Glover, Jr., Chairman
                           Phone:     (770) 253-5017
                           Facsimile:  (770) 304-7778

                  (i)      If to the Employee, to him at:

                           Tom Moat
                           3 Brookwood Drive
                           Newnan, Georgia  30263

13. Assignment. Neither party hereto may assign or delegate this Agreement or
    ----------
any of its rights and obligations hereunder without the written consent of the other party hereto.

14. Waiver. A waiver by the Employer of any breach of this Agreement by the
    ------
Employee shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15. Attorneys' Fees. In the event of litigation between the parties concerning
    ---------------
this Agreement, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

16. Applicable Law. This Agreement shall be construed and enforced under and in
    --------------
accordance with the laws of the State of Georgia. The parties agree that any appropriate state court located in Clayton or Coweta County, Georgia, shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

17. Interpretation. Words importing any gender include all genders. Words
    --------------
importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

18. Entire Agreement. This Agreement embodies the entire and final agreement of
    ----------------
the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

19. Rights of Third Parties. Nothing herein expressed is intended to or shall be
    -----------------------
construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

20. Survival. The obligations of the Employee pursuant to Sections, 5, 6, 7, 8
    --------
and 9 shall survive the termination of the employment of the Employee hereunder for the period designated under each of those respective sections.

21. Joint and Several. The obligation of the Bank and the Employer to Employee
    -----------------
hereunder shall be joint and several.

         IN WITNESS WHEREOF, the Employer and the Employee have executed and delivered this Agreement as of the date first shown above.


                                    THE EMPLOYER:


                                    FIRST CITIZENS CORPORATION


                                    By: (Signature of J. Littleton Glover, Jr.)
                                    Name:  J. Littleton Glover, Jr.
                                    Title: Chairman






                                    THE EMPLOYEE:



                                    (Signature of Tom Moat)
                                    Tom Moat

                                    Exhibit A
                                    ---------

                         Initial Duties of the Employee

The initial duties of the Employee shall include, in addition to any other duties assigned the Employee by the Board of Directors of the Bank or the Employer or their respective designees, the following:

         # Foster a corporate culture of the Bank and the Employer that promotes ethical practices, encourages individual integrity, fulfills social responsibility, and is conducive to attracting, retaining and motivating a diverse group to top-quality employees at all levels.

         # Work with the Employer's Board of Directors to develop a long-term strategy for the Employer and the Banks that creates shareholder value.

         # Develop and recommend to the Employer's Board annual business plans and budgets that support the Employer's long-term strategy.

         # Manage the day-to-day business affairs of the Bank and the Employer appropriately.

         # Use best efforts to achieve the Bank's and the Employer's financial and operating goals and objectives.

         # Improve the quality and value of the products and services provided by the Bank and the Employer.

         # Ensure that the Bank maintains a satisfactory competitive position within its industry.

         # Develop an effective management team and an active plan for its development and succession, and make recommendations to the Employer's Board regarding hiring, firing and compensation.

         #        Implement major corporate policies.